Exhibit 10.2

NOTE

$25,000,000.00	July 31, 2014

1.                                      FOR VALUE RECEIVED, NEW ENGLAND REALTY ASSOCIATES LIMITED PARTNERSHIP (“Maker”), hereby unconditionally promises to pay to the order of KEYBANK NATIONAL ASSOCIATION (“Payee”), at the principal office of KeyBank National Association, as Administrative Agent (“Administrative Agent”) for each of the Lenders under the Credit Agreement referred to below, or such other office as Administrative Agent designates, the principal sum of TWENTY FIVE MILLION AND NO/100 DOLLARS ($25,000,000.00), or, if less, the unpaid principal amount of the Loans, together with accrued interest thereon, in lawful money of the United States of America. Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

2.                                      The unpaid principal amount of this promissory note (this “Note”) shall be payable in accordance with the terms of Sections 3.02, 3.04, and 13.13 of the Credit Agreement.

3.                                      The unpaid principal amount of this Note shall bear interest from the date of borrowing until maturity in accordance with Sections 2.06 and 13.13 of the Credit Agreement. Interest on this Note shall be payable in accordance with Sections 3.03, 3.04, and 13.13 of the Credit Agreement.

4.                                      All Borrowings and continuations of LIBOR Rate Loans hereunder, and all payments made with respect thereto, may be recorded by Payee by such method as Payee may generally employ; provided, however, that failure to make any such entry shall in no way reduce or diminish Maker’s obligations hereunder.

5.                                      This Note has been executed and delivered pursuant to that certain Credit Agreement (as amended, modified, supplemented, or restated from time to time, the “Credit Agreement”), dated as of July 31, 2014, by and among Maker, as Borrower thereunder, Administrative Agent, and Lenders, and is one of the “Notes” referred to therein. This Note evidences Loans made under the Credit Agreement, and the holder of this Note shall be entitled to the benefits provided in the Credit Agreement. Reference is hereby made to the Credit Agreement for a statement of: (a) the obligation of Payee to make advances hereunder; (b) the prepayment rights and obligations of Maker; (c) the collateral for the repayment of this Note; and (d) the events upon which the maturity of this Note may be accelerated. Maker may borrow, repay and reborrow hereunder upon the terms and conditions specified in the Credit Agreement.

6.                                      If this Note, or any installment or payment due hereunder, is not paid when due, whether at maturity or by acceleration, or if it is collected through a bankruptcy, probate or other court, whether before or after maturity, the Maker, jointly and severally, agrees to pay all reasonable out-of-pocket costs of collection, including, but not limited to, attorneys’ fees incurred by the holder hereof and costs of appeal as provided in the Credit Agreement. All past due principal of, and, to the extent permitted by applicable law, past due interest on, this Note shall bear interest until paid at the Default Rate as provided in the Credit Agreement.

7.                                      The Maker and all sureties, endorsers, guarantors and other parties ever liable for payment of any sums payable pursuant to the terms of this Note, jointly and severally waive demand, presentment for payment, protest, notice of protest, notice of acceleration, notice of intent to accelerate, diligence in collection, the bringing of any suit against any party, and any notice of or defense on account of any extensions, renewals, partial payment, or any releases or substitutions of any security, or any delay, indulgence, or other act of any trustee or any holder hereof, whether before or after maturity.

8.                                        The laws of the Commonwealth of Massachusetts shall govern the validity, construction, enforcement and interpretation of this Note.

BORROWER:

NEW ENGLAND REALTY ASSOCIATES LIMITED
PARTNERSHIP, a Massachusetts limited partnership

By:	NewReal, Inc., a Massachusetts corporation,
its general partner

	By:	/s/ Ronald Brown
	Name:	Ronald Brown
	Title:	President

[Signature page to Note]